Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of American-Swiss Capital, Inc. of our report dated April 3, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Assurance Dimensions
Coconut Creek, Florida

April 3, 2018